Exhibit 2.2

DATED 20 NOVEMBER 2015

(1) THE SHAREHOLDERS OF CREAGH MEDICAL LIMITED

(2) SURMODICS, INC.

PUT AND CALL OPTION AGREEMENT RELATING TO SHARES IN CREAGH MEDICAL LIMITED

LKG SOLICITORS

The Forum

29-31 Glasthule Road

Glasthule

Co. Dublin

TEL + 353 1 2311430

FAX + 353 1 2311417

E-Mail: neilk@lkgsolicitors.ie

Web: www.lkgsolicitors.ie

THIS AGREEMENT is made on 20 November 2015

BETWEEN

(1)	THE PERSONS WHOSE NAMES AND ADDRESSES ARE LISTED IN SCHEDULE 1 HERETO AS GRANTORS (the “Grantors” and each a “Grantor”));

(2)	SURMODICS, INC. a company incorporated in Minnesota (no. 3L-831) whose principal place of business is at 9924 West 74th Street, Eden Prairie, Minnesota, United States, or one of its subsidiaries (the “Optionee”).

WHEREAS:

A.	The Grantors are the legal and beneficial owner of the Shares (as hereinafter defined);

B	The Optionee and the Grantors have agreed to grant to each other the respective options hereinafter described in respect of the Shares (as hereinafter defined) on the terms and conditions hereinafter contained.

NOW IT IS HEREBY AGREED as follows:

1	INTERPRETATION

1.1	Definitions

In this Agreement unless the context otherwise requires or unless otherwise specified:-

“Accountants Determination” is defined in Schedule 2(d);

“Beneficial Grantor” means Gordon Brooks;

“Business Day” means a day (other than a Saturday or Sunday) on which clearing banks are generally open for business in Ireland;

“Company” means Creagh Medical Limited a private company limited by shares registered under the Companies Act, 2014;

“Completion” means the First Option Completion or the Second Option Completion.

“Contingency Period” means the period commencing on the date of execution of this Agreement and expiring on 30 September 2018;

“Creagh” means the Company;

“Departing Customer” is defined in Schedule 2(c).

“Employee Call Option” means the separate call option agreement entered into between Thomas Greaney and the Employee Grantors on or around the date of this Agreement;

“Employee Grantors” means the employees of Creagh listed in Schedule 4, being as of the date hereof the holders of those First Option Shares and Second Option Shares set forth opposite their respective names in Schedule 1;

“Encumbrance” means any mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third party right or interest, any other encumbrance or security interest of any kind and any other type of preferential arrangement (including, without limitation, title, transfer and retention arrangements) having similar effect;

“EUR” and “Euro” mean the lawful currency of Ireland;

“First Call Option” means the option granted by the Grantors to the Optionee in clause 2.1;

“First Call Option Period” means the 90-day period commencing on the day after expiration of the First Put Option Period;

“First Option Beneficial Shares” 200 “A” Ordinary Shares of €0.001 each registered in the name of Thomas Greaney;

“First Option Completion” means completion of the agreement for sale and purchase of the First Option Shares pursuant to clause 6.1 arising upon the exercise of (as the case may be) either of the First Put Option or the First Call Option;

“First Option Completion Date” means the day which is 28 (twenty eight) days after the date of exercise of the First Call Option or the First Put Option as the case may be or such other date as may be agreed by the parties hereto in writing;

“First Option Purchase Price” means the first option purchase price calculated in accordance with Schedule 2 which cannot exceed €6,000,000;

“First Option Shares” means the 21,904 “A” Ordinary Shares of €0.001 each held by the Grantors in the numbers as outlined in Schedule 1, subject to any changes thereto arising out of the transfer of any First Option Shares or Second Option Shares by any Employee Grantor to Thomas Greaney or the transfer of the First Option Beneficial Shares to the Beneficial Grantor

“First Put Option” means the option granted by the Optionee to the Grantors in Clause 2.3;

“First Put Option Period” means the period (i) commencing on the later of (a) the end of the Contingency Period and (b) the date that the amount of the First Option Purchase Price is finally determined in accordance with Quarterly Schedules or the Accountants Determination; and (ii) ending on the later of (a) 29 December 2018 or (b) 90 days after the date that the amount of the First Option Purchase Price is finally determined in accordance with Quarterly Schedules or the Accountants Determination;

“Forecasted Revenue” is defined in Schedule 2(c).

“Grantors Agent” means the Sellers Agent as defined in the Share Purchase Agreement;

“Group” means Creagh and its Subsidiaries (as defined in the Share Purchase Agreement);

“Net Revenue Dispute Notice” is defined in Schedule 2(d);

“Net Revenues” is defined in Schedule 2(b);

“Options” means the First Put Option and the Second Put Option and the First Call Option and the Second Call Option and “Option” means any one of them;

“Project Plan” is defined in Schedule 3(m);

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“Quarterly Schedule” is defined in Section 9.3;

“Relevant Proportions” means as between the Grantors the proportions set out in Schedule 1;

“Revenue Milestone 1” is defined in Schedule 2(a)(i);

“Revenue Milestone 2” is defined in Schedule 2(a)(ii);

“Revenue Milestone 3” is defined in Schedule 2(a)(iii);

“Revenue Milestone 4” is defined in Schedule 2(a)(iv);

“Revenue Milestone 5” is defined in Schedule 2(a)(v);

“Revenue Milestone 6” is defined in Schedule 2(a)(vi);

“Revenue Milestone 7” is defined in Schedule 2(a)(vii);

“Revenue Milestones” means Revenue Milestone 1, Revenue Milestone 2, Revenue Milestone 3, Revenue Milestone 4, Revenue Milestone 5, Revenue Milestone 6, and Revenue Milestone 7;

“Sales Transaction” is defined in Section 9.2.5;

“Second Call Option” means the option granted by the Grantors to the Optionee in clause 3.2;

“Second Call Option Period” means the 90-day period commencing on the day after expiration of the Second Put Option Period;

“Second Option Beneficial Shares” 200 “C” Ordinary Shares of €0.001 each registered in the name of Thomas Greaney;

“Second Put Option” means the option granted by the Optionee to the Grantors in Clause 3.1;

“Second Put Option Period” means the period (i) commencing on the later of (a) the end of the Contingency Period and (b) the date that the Second Option Purchase Price is finally determined in accordance with Quarterly Schedules or the Accountants’ Determination; and (ii) ending on the later of (a) 29 December 2018 or (b) 90 days after the date that the Second Option Purchase Price is finally determined in accordance with Quarterly Schedules or the Accountants’ Determination;

“Second Option Purchase Price” means the second option purchase price calculated in accordance with Schedule 3 which cannot exceed €6,000,000;

“Second Option Shares” means the 21,904 “C” Ordinary Shares of €0.001 each held by the Grantors in the numbers set out in Schedule 1, subject to any changes thereto arising out of the transfer of any First Option Share or Second Option Shares by any Employee Grantor to Thomas Greaney Greaney or the transfer of the Second Option Beneficial Shares to the Beneficial Grantor;

“Second Option Completion” means completion of the agreement for sale and purchase of the Second Option Shares pursuant to clause 7.1 arising upon the exercise of (as the case may be) either of the Second Put Option or the Second Call Option;

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“Second Option Completion Date” means the day which is 28 (twenty eight) days after the date of exercise of the Second Call Option or the Second Put Option as the case may be or such other date as may be agreed by the parties hereto in writing;

“Shares” means the 21,904 “A” Ordinary and 21,904 “C” Ordinary Shares held by the Grantors in the numbers outlined in Schedule 1 (subject to any changes thereto arising out of the transfer of any First Option Shares or Second Option Shares by our Employee Grantor to Thomas Greaney or the transfer of the First Option Beneficial Shares to the Beneficial Grant or the transfer of the Second Option Beneficial Shares to the Beneficial Grantor), the number of Shares which are the subject of the Options shall also be subject to adjustment to reflect any sub-division, consolidation or re-designation of shares in the capital of the Company between the date of this Agreement and completion of the Options;

“Share Purchase Agreement” means the share purchase agreement between (1) the Optionee and (2) the Sellers entered into in or around the date of this Agreement;

“Strategic Milestone 1” is defined in Schedule 3(g);

“Strategic Milestone 2” is defined in Schedule 3(h);

“Strategic Milestone 3” is defined in Schedule 3(i);

“Strategic Milestone 4” is defined in Schedule 3(j);

“Strategic Milestone 5” is defined in Schedule 3(k);

“Strategic Milestone 6” is defined in Schedule 3(l);

“Strategic Milestone Dispute Notice” is defined in Schedule 3(n);

“Strategic Milestones” means Strategic Milestone 1, Strategic Milestone 2, Strategic Milestone 3, Strategic Milestone 4, Strategic Milestone 5, and Strategic Milestone 6; and

“SurModics” means SurModics, Inc.

“Tax Deed” means the tax deed as defined in the Share Purchase Agreement.

1.2	Interpretation

In this Agreement unless the context otherwise requires or unless otherwise specified:-

1.2.1	any reference to any statute, statutory provision, or to any order or regulation shall be construed as a reference to that provision, order or regulation as extended, modified, replaced or re-enacted from time to time (whether before or after the date of this Agreement) and all statutory instruments, regulations and orders from time to time made thereunder or deriving validity therefrom (whether before or after the date of this Agreement);

1.2.2	words denoting any gender include all genders and words denoting the singular include the plural and vice versa;

1.2.3	all references to recitals and clauses are to recitals in and clauses of this Agreement;

1.2.4	headings are for convenience only and shall not affect the construction or interpretation of this Agreement;

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1.2.5	words such as “hereunder”, “hereto”, “hereof” and “herein” and other words commencing with “here” shall unless the context clearly indicates to the contrary refer to the whole of this Agreement and not to any particular section or clause hereof;

1.2.6	in construing this Agreement general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things and general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words and any reference to the word “include” or “including” is to be construed without limitation;

1.2.7	any reference to a person shall be construed as a reference to any individual, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

1.2.8	any reference to a person includes his successors, personal representatives and permitted assigns;

1.2.9	“writing” or any similar expression includes transmission by facsimile;

1.2.10	if any action or duty to be taken or performed under any of the provisions of this Agreement would fall to be taken or performed on a day which is not a Business Day such action or duty shall be taken or performed on the Business Day next following such date; and

1.2.11	for the avoidance of doubt any reference to “Ireland” does not include Northern Ireland.

2	FIRST PUT AND CALL OPTION

2.1	Grant of First Call Option

In consideration of the grant of the First Put Option in accordance with clause 2.2 and for the additional consideration set out in Clause 4, the Grantors hereby grant to the Optionee an option to require the Grantors to sell to the Optionee the First Option Shares on the terms (including price) set out in this Agreement.

2.2	Grant of First Put Option

In consideration of the grant of the First Call Option in accordance with clause 2.1 and for the additional consideration set out in Clause 4 the Optionee hereby grants to the Grantors an option to require the Optionee to purchase from the Grantors the First Option Shares on the terms (including price) set out in this Agreement.

2.3	Exercise of First Call Option

The First Call Option may be exercised at any time during the First Call Option Period (provided the First Put Option has not already been exercised) by notice in writing served by the Optionee on the Grantors Agent. The Call Option shall not be exercisable at any other time or in any other manner.

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2.4	Exercise of First Put Option

The First Put Option may be exercised at any time during the First Put Option Period by notice in writing served by the Grantors Agent on the Optionee. The First Put Option shall not be exercisable at any other time or in any other manner.

2.5	Employee Call Option

Thomas Greaney shall obtain the prior written consent of the Optionee prior to the exercise by him of the Employee Call Option. Upon the receipt of such consent and the exercise of the Employee Call Option, Thomas Greaney shall comply with the terms of this Agreement in respect of all First Option Shares registered in his name (including, for the avoidance of doubt, those transferred to him by the Employee Grantors).

2.6	First Option Beneficial Shares

Until such time as the Beneficial Grantor becomes the registered owner of the First Option Beneficial Shares he hereby undertakes to instruct Thomas Greaney and Thomas Greaney shall as legal owner of the First Option Beneficial Shares comply with the terms of this Agreement .

2.7	Until such time as the legal and beneficial interest in the Beneficial Shares transfers to the Optionee the Beneficial Grantor and Thomas Greaney hereby grants to the Optionee the same rights over the First Option Beneficial Shares as the rights the Optionee is granted hereunder in respect of all First Option Shares .

2.8	The Beneficial Grantor undertakes and Thomas Greaney undertakes to transfer the legal ownership of the First Option Beneficial Shares to the Beneficial Grantor as soon as possible after the Beneficial Grantor has obtained his PPS tax reference number.

3	SECOND PUT AND CALL OPTION

3.1	Grant of Second Call Option

In consideration of the grant of the Second Put Option in accordance with clause 3.1 and for the additional consideration set out in Clause 4, the Grantors hereby grants to the Optionee an option to require the Grantors to sell to the Optionee the Second Option Shares on the terms (including price) set out in this Agreement.

3.2	Grant of Second Put Option

In consideration of the grant of the Second Call Option in accordance with clause 3.2 and for the additional consideration set out in Clause 4, the Optionee hereby grants to the Grantors an option to require the Optionee to purchase from the Grantors the Second Option Shares on the terms (including price) set out in this Agreement.

3.3	Exercise of Second Call Option

The Second Call Option may be exercised at any time during the Second Call Option Period (provided the Second Put Option has not already been exercised) by notice in writing served by the Optionee on the Grantors Agent.

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3.4	Exercise of Second Put Option

The Second Put Option may be exercised at any time during the Second Put Option Period by notice in writing served by the Grantors Agent on the Optionee. The Second Put Option shall not be exercisable at any other time or in any other manner.

3.5	Employee Call Option.

Thomas Greaney shall obtain the prior written consent of the Optionee prior to the exercise by him of the Employee Call Option. Upon the receipt of such consent and the exercise of the Employee Call Option, Mr. Greaney shall comply with the terms of this Agreement in respect of all Second Option Shares (including, for the avoidance of doubt, those transferred to him by the Employee Grantors).

3.6	Second Option Beneficial Shares

Until such time as the Beneficial Grantor becomes the registered owner of the Second Option Beneficial Shares he hereby undertakes to instruct Thomas Greaney and Thomas Greaney shall as legal owner of the Second Option Beneficial Shares comply with the terms of this Agreement.

3.7	Until such time as the legal and beneficial interest in the Beneficial Shares transfers to the Optionee the Beneficial Grantor and Thomas Greaney hereby grants to the Optionee the same rights over the Second Option Beneficial Shares as the rights the Optionee is granted hereunder in respect of all Second Option Shares.

3.8	The Beneficial Grantor undertakes and Thomas Greaney undertakes to transfer the legal ownership of the Second Option Beneficial Shares to the Beneficial Grantor as soon as possible after the Beneficial Grantor has obtained his PPS tax reference number.

4	OPTION PRICE

In consideration of the grant of the First Call Option and the Second Call Option the Optionee hereby agrees to pay to the Grantors in the Relevant Proportions the sum of €10 on the execution of this Agreement. In consideration of the grant of the First Put Option and the Second Put Option the Grantors in the Relevant Proportions hereby agree to pay the Optionee the sum of €10 on the execution of this Agreement.

5	CONSIDERATION

In the event of either of the First Put Option or the First Call Option being exercised the purchase price to be paid by the Optionee to the Grantors for the First Option Shares shall be the First Option Purchase Price (subject to any reduction pursuant to clause 10.1 hereof (offset)) and in the event of either of the Second Put Option or the Second Call Option being exercised the purchase price to be paid by the Optionee to the Grantors for the Second Option Shares shall be the Second Option Purchase Price (subject to any reduction pursuant to clause 10.1 hereof (offset)).

6	EFFECT OF EXERCISE AND COMPLETION OF FIRST PUT OR CALL OPTION

6.1	Exercise of First Put and Call Option

Immediately upon the exercise of either of the First Put Option or the First Call Option there shall arise between the Optionee and the Grantors a binding agreement to sell and purchase the First Option Shares free from all Encumbrances for the First Option Purchase Price on the terms of this Agreement.

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6.2	Accrual of Rights

All rights and entitlements attaching to the First Option Shares shall accrue to the Optionee as and from the First Option Completion Date.

6.3	Completion of Sale and Purchase of First Option Shares

6.3.1	On the First Option Completion Date the Grantors shall deliver or cause to be delivered to the Optionee the following:-

(a)	All share certificates representing the First Option Shares or an indemnity in lieu thereof for lost share certificates.

(b)	Share transfer forms in relation to the First Option Shares duly executed by the Grantors in favour of the Optionee or its nominee(s) thereof.

(c)	Powers of attorney executed under seal by the Grantors conferring on the Optionee or such person or persons as may be nominated by it the entitlement to exercise all rights exercisable by the registered holders of the First Option Shares.

6.3.2	On the First Option Completion Date the Optionee shall procure that a Board meeting of the Company is held at which a resolution to approve and register the transfers referred to in Paragraph 6.3.1 subject only to due stamping shall be passed and shall pay the First Option Price to the Grantors Agent by electronic bank transfer to the account details set out in the Schedule 2.2 (a) of the Share Purchase Agreement.

6.3.3	The Optionee shall ensure that the transfers referred to in Paragraph 6.3.1 are stamped with all stamp duty due thereon within the time periods required.

6.4	Power of Attorney

In the event that any of the Grantors is in default under the First Call Option and fails to transfer the First Option Shares or any interest therein the defaulting Grantor hereby irrevocably and unconditionally grants to the Optionee a power of attorney with full power to execute, complete and deliver, in the name and on behalf of the Optionee, transfers of the First Option Shares to the Optionee and do all things necessary in order to achieve First Option Completion.

6.5	Employee Options

Upon the transfer by an Employee Grantor of its First Option Shares and/or Second Option Shares to Thomas Greaney as provided herein, the Employee Grantor shall have no further right of any nature to the First Option Purchase Price or the Second Option Purchase Price and the Optionee shall have no liability or obligation of any nature to such Employee Grantor.

7	EFFECT OF EXERCISE AND COMPLETION OF SECOND PUT OR CALL OPTION

7.1	Exercise of Second Put and Call Option

Immediately upon the exercise of either of the Second Put Option or the Second Call Option there shall arise between the Optionee and the Grantors a binding agreement to sell and purchase the Second Option Shares free from all Encumbrances for the Second Option Purchase Price on the terms of this Agreement.

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7.2	Accrual of Rights

All rights and entitlements attaching to the Second Option Shares shall accrue to the Optionee as and from the Second Option Completion Date.

7.3	Completion of Sale and Purchase of Second Option Shares

7.3.1	On the Second Option Completion Date the Grantors shall deliver or cause to be delivered to the Optionee the following:-

(a)	All share certificates representing the Second Option Shares or an indemnity in lieu thereof for lost share certificates.

(b)	Share transfer forms in relation to the Second Option Shares duly executed by the Grantors in favour of the Optionee or its nominee(s) thereof.

(c)	Powers of attorney executed under seal by the Grantors conferring on the Optionee or such person or persons as may be nominated by it the entitlement to exercise all rights exercisable by the registered holders of the Second Option Shares.

7.3.2	On the Second Option Completion Date the Optionee shall procure that a Board meeting of the Company is held at which a resolution to approve and register the transfers referred to in Paragraph 7.3.1 subject only to due stamping shall be passed and shall pay the Second Option Price to the Grantors Agent by electronic bank transfer to the account details set out in Schedule 2.2(a) of the Share Purchase Agreement.

7.3.3	The Optionee shall ensure that the transfers referred to in Paragraph 7.3.1 are stamped with all stamp duty due thereon within the time periods required.

7.4	Power of Attorney

In the event that any of the Grantors is in default under the Second Call Option and fails to transfer the Second Option Shares or any interest therein the defaulting Grantor hereby irrevocably and unconditionally grants to the Optionee a power of attorney with full power to execute, complete and deliver, in the name and on behalf of the Optionee, transfers of the Second Option Shares to the Optionee and do all things necessary in order to achieve Second Option Completion.

8	WARRANTIES

8.1	Warranties by Grantors

The Grantors hereby severally warrant and undertake to the Optionee on the date of this Agreement and repeated on First Option Completion and Second Option Completion that for the period commencing on the date of this Agreement and ending on the relevant Completion they will be the legal and beneficial owners of the First Option Shares and Second Option Shares set out against their names in Schedule 1 (and Thomas Greaney in respect of any First Option Shares or Second Option Shares transferred to him by an Employee Grantor) free from

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Encumbrances and that no legal or other proceedings are current, pending or threatened to restrain (or which would have the effect of so restraining) the entry into, performance or compliance with and enforcement of any of the obligations of the Grantors hereunder and so far as the Grantors are aware (having made due and careful enquiry) there are no circumstances which might give rise to any such proceedings or the threat of any such proceedings.

8.2	Covenant by Grantors

Save for (i) the transfer of First Option Beneficial Shares or Second Option Beneficial Shares by Thomas Greaney to the Beneficial Grantor or (ii) the transfer of First Option Shares or Second Option Shares by an Employee Grantor to Thomas Greaney on the receipt of the consent from the Optionee and in accordance with this Agreement, the Grantors hereby severally covenant to the Optionee that he/she/it shall not at any time sell, transfer, mortgage, pledge or otherwise alienate in any respect the First Option Shares and the Second Option Shares or any of them or any interest therein otherwise than to the Optionee on First Option Completion or Second Option Completion as the case may be.

8.3	Limitation of liabilities

The maximum liability pursuant to this Agreement of each Grantor shall be the First Option Purchase Price or the Second Option Purchase Price actually received by that Grantor.

9	COVENANT AND WARRANTY BY OPTIONEE

9.1	The Optionee hereby warrants to the Grantors that it has full power and authority and has performed all requisite steps and observed all corporate procedures necessary for it to enter into this Agreement, that this Agreement accordingly constitutes a legally binding obligation of the Optionee in accordance with its terms.

9.2	The Optionee hereby covenants that immediately following the date of this Agreement and until the end of the Contingency Period it shall ensure and shall exercise all voting rights that it has in Creagh to ensure that the Group comply with the following (each defined term used below but not defined herein has the meaning assigned to that term in the Share Purchase Agreement):

9.2.1.	The Optionee shall not hire or solicit any of the Key Employees for employment with, or transfer of such Key Employees to, other divisions within or Subsidiaries or Affiliates of, the Optionee.

9.2.2.	Except as is otherwise agreed between the Optionee and Mr. Tom Greaney, Mr. Greaney shall have responsibility for the day-to-day running of the business of Creagh (other than sales responsibility) unless there is just cause for his ceasing to have such responsibility and his Employment Agreement will not be terminated by the Optionee in breach of his Employment Agreement.

9.2.3.	The business and affairs of the Group will be managed in the ordinary course of a business which is engaged in the business of research, development, manufacture and/or sale of medical devices, and the application of coatings to such devices (including coatings that impart lubricity, prohealing, biocompatibility or drug delivery characteristics or capabilities) and reagents for such coatings, and without the intention of interfering with the ability of Creagh to achieve the Revenue Milestones or the Strategic Milestones.

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9.2.4.	Other than a Sales Transaction, Creagh shall remain a direct or indirect wholly owned subsidiary of the Optionee.

9.2.5.	The Optionee shall not take any actions with respect to the accounting books and records of Creagh that would obstruct or prevent the preparation of the Quarterly Schedule or any Accountant’s Determination.

9.2.6.	The Optionee shall not sell, convey or transfer, in a single transaction or a series of related transactions, (i) all or substantially all the assets of Creagh or (ii) all of the outstanding issued shares in the capital of Creagh (a “Sales Transaction”) or conduct any solvent winding up of Creagh or any of its Subsidiaries unless the acquiring party in such Sales Transaction (or the party in receipt of assets on a winding up) expressly assumes all of the obligations of the Optionee relating to the Contingent Consideration including the covenants contained in this Section 9.2.

9.2.7.	The Optionee shall use, and cause Creagh to use, Commercially Reasonable Efforts in the conduct of each Project Plan.

9.3	No later than 45 days after the end of each fiscal quarter of the Optionee after the date of this Agreement beginning with the fiscal quarter ending March 30, 2016, the Optionee will deliver to Grantors Agent a schedule (“Quarterly Schedule”), in reasonable detail, setting forth (i) the Net Revenues recognized from the Closing Date through the end of such fiscal quarter, and (ii) an indication as to whether any Strategic Milestone has been achieved since the delivery of the prior Quarterly Schedule (or, for the first Quarterly Schedule after the date of this Agreement, since the date of this Agreement). Grantors Agent and its appropriate professional advisors shall, upon reasonable prior notice, have reasonable access during normal business hours to the books and records of Creagh and the work papers and back-up materials of the Optionee pertaining to any Quarterly Schedule.

10	MISCELLANEOUS

10.1	Offset

The amount of any First Option Purchase Price or Second Option Purchase Price payable to any Grantor under this Agreement will be reduced (or deferred) by the Optionee by the amount of any offset as provided under (i) Section 8.3 of the Share Purchase Agreement and/or (ii) the Tax Deed.

10.2	Survival of Obligations

The provisions of this Agreement which shall not have been performed at Completion shall remain in full force and effect notwithstanding Completion.

10.3	Binding on Successors

This Agreement shall be binding upon and enure to the benefit of the respective parties and their respective personal representatives, successors and permitted assigns.

10.4	Assignment

This Agreement shall not be assignable by the Grantors in whole or in part without the written consent of the Optionee. SurModics may assign or transfer its rights or interests under this Agreement to any of its subsidiaries without the prior consent of the Grantors (provided that no such assignment or transfer will relieve SurModics of any of its obligations under this Agreement). All rights of any Employee Grantors under this Agreement with respect to whom Thomas Greaney has exercised an Employee Call Option shall be assigned to Thomas Greaney on any exercise of the Employee Call Option relating to that Employee Grantor.

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10.5	Waiver, Release and Remedies

A waiver by any party hereto of any breach by the other party of any of the terms provisions or conditions of this Agreement or the acquiescence of any party hereto in any act (whether commission or omission) which but for such acquiescence would be a breach as aforesaid shall not constitute a general waiver of such term, provision or condition or an acquiescence to any subsequent act contrary thereto. Any liability of any party to any other under the provisions of this Agreement may in whole or in part be released, varied, compounded or compromised by that party in its absolute discretion as regards any other party under such liability without in any way prejudicing or affecting its agents against any other party under the same or a like liability whether joint or several or otherwise.

10.6	Counterparts

This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective unless each party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement and all such counterparts shall together constituting but one and the same instrument.

10.7	Notices

Any notice or other communication whether required or permitted to be given hereunder shall be given in writing and shall be deemed to have been duly given if delivered against receipt of the addressee or his or its duly authorised agent or if sent by pre-paid post addressed to the party to whom such notice is to be given at the address set out for such party herein (or such other address as he or it may from time to time designate to all other parties hereto in accordance with the provisions of this clause 11.6) and any such notice or other communication shall be deemed to have been duly given if delivered at the time of delivery and if sent by post as aforesaid twenty four hours after the same shall be been posted.

10.8	Variation

No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the parties hereto.

10.9	Further Assurance

At the request of the Optionee from time to time, the Grantors shall (and shall procure that any other necessary party) shall execute and do all such documents, acts and things as may be reasonably required subsequent to Completion for assuring to or vesting in the Optionee (including its nominee or nominees) the beneficial ownership of the Shares or otherwise to carry into effect the intention of the parties to this Agreement.

10.10	Publicity

The parties agree and undertake to each other that they will keep the terms of this Agreement confidential and that there will be no press release and other public statement issued by any party relating to this Agreement unless required by law.

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10.11	Whole Agreement

10.11.1	This Agreement contains the whole agreement and understanding between the parties hereto relating to the transactions provided for in this Agreement and supersedes all previous agreements (if any) between such parties in respect of such matters.

10.11.2	Each of the parties to this Agreement acknowledges that in entering into this Agreement, it has not relied on any oral or written representation, warranty or other assurance (except as provided for or referred to in this Agreement) and waives all rights and remedies which might otherwise be available to it in respect thereof.

10.11.3	Nothing in this Agreement shall limit or exclude any liability of a party for fraud.

10.12	Severability

Each of the provisions of this Agreement are separate and severable and enforceable accordingly and if at any time any provision is adjudged by any court of competent jurisdiction to be void or unenforceable the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

10.13	Governing Law and Jurisdiction

This Agreement shall be governed by and shall be construed in accordance with Irish law. The Courts of Ireland are to have jurisdiction to settle any dispute arising out of or in connection with this Agreement.

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IN WITNESS whereof this Agreement has been duly executed on the date shown at the beginning of this Agreement.

SIGNED and DELIVERED as a deed by SurModics Inc. in the presence of:	/s/Gary R. Maharaj
Gary R. Maharaj
/s/Bryan K. Phillips Witness Signature	President and Chief Executive Officer
BRYAN K. PHILLIPS Witness Name (in block capitals)
9924 W. 74th Street Witness Address
Eden Prairie, MN 55344
Attorney Witness Occupation

SIGNED AND DELIVERED AS A DEED by Gary Moore in the presence of:- /s/ Neil Keenan Witness Glasthule, Co. Dublin Address Solicitor Occupation	/s/ Bernard Collins as Attorney (Signature)

SIGNED AND DELIVERED AS A DEED by Bernard Collins in the presence of:- /s/ Neil Keenan Witness Glasthule, Co. Dublin Address Solicitor Occupation	/s/ Bernard Collins (Signature)

SIGNED AND DELIVERED AS A DEED by Thomas Greaney in the presence of:- /s/ Neil Keenan Witness Glasthule, Co. Dublin Address Solicitor Occupation	/s/ Thomas Greaney (Signature)

SIGNED AND DELIVERED AS A DEED by USCI Japan Limited in the presence of:- /s/ Yoshichird Ooka / n Witness 2-9-11 Senzoku, Meguro-ku, Address Tokyo 152-0012, Japan Corporate Officer Occupation	/s/ K. Kaneko (Signature)

SIGNED AND DELIVERED AS A DEED by Matthew Jenusaitis in the presence of:- /s/ Neil Keenan Witness Glasthule, Co. Dublin Address Solicitor Occupation	/s/ Bernard Collins as Attorney (Signature)

SIGNED AND DELIVERED AS A DEED by Derek Cooney in the presence of:- /s/ Neil Keenan Witness Glasthule, Co. Dublin Address Solicitor Occupation	/s/ Bernard Collins as Attorney (Signature)

SIGNED AND DELIVERED AS A DEED by Damien Kilcommons in the presence of:- /s/ Neil Keenan Witness Glasthule, Co. Dublin Address Solicitor Occupation	/s/ Bernard Collins as Attorney (Signature)

SIGNED AND DELIVERED AS A DEED by Kevin O’Reilly in the presence of:- /s/ Neil Keenan Witness Glasthule, Co. Dublin Address Solicitor Occupation	/s/ Bernard Collins as Attorney (Signature)

SIGNED AND DELIVERED AS A DEED by David Toohey in the presence of:- /s/ Neil Keenan Witness Glasthule, Co. Dublin Address Solicitor Occupation	/s/ Bernard Collins as Attorney (Signature)

SIGNED AND DELIVERED AS A DEED by Gerard Flood in the presence of:- /s/ Neil Keenan Witness Glasthule, Co. Dublin Address Solicitor Occupation	/s/ Gerard Flood (Signature)

SIGNED AND DELIVERED AS A DEED by Frank Sullivan in the presence of:- /s/ Neil Keenan Witness Glasthule, Co. Dublin Address Solicitor Occupation	/s/ Bernard Collins as Attorney (Signature)

SIGNED AND DELIVERED AS A DEED by Dymphna Donaghy in the presence of:- /s/ Neil Keenan Witness Glasthule, Co. Dublin Address Solicitor Occupation	/s/ Bernard Collins as Attorney (Signature)

SIGNED AND DELIVERED AS A DEED by Patricia Smith in the presence of:- /s/ Neil Keenan Witness Glasthule, Co. Dublin Address Solicitor Occupation	/s/ Bernard Collins as Attorney (Signature)

SIGNED AND DELIVERED AS A DEED by Noel Fox in the presence of:- /s/ Neil Keenan	/s/ Bernard Collins as Attorney (Signature)
Witness

Glasthule, Co. Dublin
Address
Solicitor
Occupation

SIGNED AND DELIVERED AS A DEED by Eoin McEvoy in the presence of:- /s/ Neil Keenan	/s/ Bernard Collins as Attorney (Signature)
Witness

Glasthule, Co. Dublin
Address

Solicitor
Occupation

SIGNED AND DELIVERED AS A DEED by Gordon Brooks in the presence of:- /s/ Neil Keenan	/s/ Bernard Collins as Attorney (Signature)
Witness

Glasthule, Co. Dublin
Address

Solicitor
Occupation

SIGNED AND DELIVERED AS A DEED by Stephen Martin in the presence of:- /s/ Neil Keenan	/s/ Bernard Collins as Attorney (Signature)
Witness

Glasthule, Co. Dublin
Address

Solicitor
Occupation

SIGNED AND DELIVERED AS A DEED by Michael Reynolds in the presence of:-	/s/ Bernard Collins as Attorney (Signature)
/s/ Neil Keenan
Witness

Glasthule, Co. Dublin
Address

Solicitor
Occupation

SIGNED AND DELIVERED AS A DEED by Dave Costello in the presence of:-	/s/ Bernard Collins as Attorney (Signature)
/s/ Neil Keenan
Witness

Glasthule, Co. Dublin
Address

Solicitor
Occupation

SIGNED AND DELIVERED AS A DEED by Tom Haynes in the presence of:- /s/ Neil Keenan Witness Glasthule, Co. Dublin Address Solicitor Occupation	/s/ Bernard Collins as Attorney (Signature)

SIGNED AND DELIVERED AS A DEED by Threasa O’Grady in the presence of:- /s/ Neil Keenan Witness Glasthule, Co. Dublin Address Solicitor Occupation	/s/ Bernard Collins as Attorney (Signature)

SIGNED AND DELIVERED AS A DEED by Niall Naughton in the presence of:- /s/ Neil Keenan Witness Glasthule, Co. Dublin Address Solicitor Occupation	/s/ Bernard Collins as Attorney (Signature)

SIGNED AND DELIVERED AS A DEED by John O’Donoghue in the presence of:- /s/ Neil Keenan Witness Glasthule, Co. Dublin Address Solicitor Occupation	/s/ Bernard Collins as Attorney (Signature)

SIGNED AND DELIVERED AS A DEED by Sean Deegan in the presence of:- /s/ Neil Keenan Witness Glasthule, Co. Dublin Address Solicitor Occupation	/s/ Bernard Collins as Attorney (Signature)